Exhibit 10.4

Loan Extension Agreement

Contract No.: 61010220210000109

Dear customer: in order to protect your rights and interests, before you sign this contract, please carefully read all terms of this contract (especially those in bold font), and pay attention to your rights and obligations under this contract. Please consult the lending bank if you have any question on this contract. To consult about our services or file a complaint, please dial Agricultural Bank of China’s customer service hotline 95599.

Borrower (full name): Ankang Changshou Pharmaceutical Group Chain Co., Ltd.

Lender (full name): Agricultural Bank of China Limited Ankang Xing’an Road Sub-branch

Security providers (full name):	(1) Ankang Caixin Financing Guarantee Co., Ltd.

(2) —

(3) —

Whereas the borrower is unable to fully repay the loan made under No. 61010120200000153 Working Capital Loan Contract signed with the lender (hereinafter referred to as the Loan Contract), the borrower has applied for an extension, the lender agrees to extend the term of the loan under the Loan Contract, and the security providers agree to provide security for the borrower. As per relevant laws and regulations of China, after negotiations, the parties concerned have executed this Agreement.

Article 1 The amount of the loan under the Loan Contract (currency and amount in words) is RMB Ten Million Yuan Only. The amount which the extension involves and the extension are specified in the table below.

Loan Maturity Date and Amount Originally Agreed				Maturity Date and Amount after the Extension
Year	Month	Date	Amount	Year	Month	Date	Amount
2021	2	27	￥10,000,000.00	2022	2	27	￥10,000,000.00

(Tables attached due to insufficient space in the table shall be components of this Agreement.)

Article 2 During the extension period, the loan interest rate shall be as specified below:

1. For a RMB loan, the interest rate applicable during the extension period shall be determined as per (2) below:

(1) Floating interest rate

The loan interest rate shall be —% (above/below) the base rate and the applicable annual interest rate shall be —%. For a loan with a term not longer than five years, the base rate shall be the RMB loan base rate published by the People’s Bank of China which is applicable in that period; for a loan with a term longer than five years, the base rate shall be the RMB loan base rate published by the People’s Bank of China plus — (in words) percentage points.

The interest rate shall be adjusted once every — (in words) months. If the People’s Bank of China adjusts the RMB loan base rate, from the date corresponding to the loan disbursement date in the first month of the next cycle after the base rate adjustment, the lender shall determine a new loan interest rate based on the adjusted base rate corresponding to the loan term and the aforementioned calculation method, without further notice to the borrower. If the base rate adjustment date is the loan disbursement date or the date corresponding to the loan disbursement date in the first month of the relevant cycle, a new loan interest rate shall be determined from the base rate adjustment date. If there is no date corresponding to the loan disbursement date, the last date in that month shall be deemed the date corresponding to the loan disbursement date.

(2) Fixed interest rate

The loan interest rate shall be —% (above/below) the base rate and the applicable annual interest rate shall be 5.655%. For a loan with a term not longer than five years, the base rate shall be the RMB loan base rate published by the People’s Bank of China which is applicable in that period; for a loan with a term longer than five years, the base rate shall be the RMB loan base rate published by the People’s Bank of China plus — (in words) percentage points.

2. For a FX loan, the interest rate applicable during the extension period shall be determined as per — below:

(1) The loan interest rate shall be — (in words)-month — (LIBOR/HIBOR) + the spread of —% and be adjusted once every — (in words) months. LIBOR/HIBOR refers to the London Interbank Offered Rate / Hong Kong Interbank Offered Rate corresponding to the loan term, published by Reuters and applicable on the two working days before the interest calculation date.

(2) The applicable annual interest rate shall be —% until the loan maturity date.

(3) Other methods: —.

Article 3 The borrower and the security providers are willing to assume the following obligations:

1. If the original loan is secured by mortgage or pledge, and the maturity date after the loan extension is later than the expiration date of the insurance policy on the originally mortgaged or pledged asset, the borrower and the security providers shall renew such insurance policy.

2. If the lender agrees to an extension, the lender may charge such fees at such rates as determined by the lender as per laws and regulations, save as otherwise agreed by the parties. If the lender adjusts the fees, fee rates, etc. as per laws and regulations, after announcing the adjustment, the lender does not need to notify the borrower / security providers, except as otherwise stipulated by laws and regulations or otherwise agreed by the parties. The fees payable to third parties shall be paid by the party or parties determined by the parties through negotiations; if no negotiation is conducted or negotiations fail, the parties shall bear the fees as per laws and regulations or the principle of fairness.

For the purposes of this Contract, laws and regulations include the laws, administrative regulations, local regulations, rules, judicial interpretations and other legally effective provisions of the People’s Republic of China.

3. If the original loan is secured by a guarantee, and the guarantor is willing to continue to assume the joint and several liability under the guarantee, the guarantee period shall be two years from the expiration date of the loan extension; if the occurrence of an event stipulated by laws and regulations or the Loan Contract results in early maturity of the debts, the guarantee period shall be two years from the date, as determined by the Lender, of early maturity of the debts.

Article 4 This Agreement adjusts and supplements some clauses in the No. 61010120200000153 Loan Contract and No. 61100120200002258 Security Contract. Except the clauses related to the foregoing content, the clauses of the Loan Contract and Security Contract shall remain valid. In case of any change in the security providers or collaterals after the extension, the new Security Contract concluded shall prevail.

Article 5 Taxes and invoice

1. All amounts which the lender charges the borrower / security providers under this Contract for taxable events in accordance with China’s laws and regulations on taxation include VAT. The VAT shall be determined as per China’s laws and regulations. During the performance period hereof, if the China’s laws and regulations on tax administration are adjusted, the Lender will adjust the relevant tax rate, etc.

2. The Lender will, in accordance with China’s laws and regulations, issue to the borrower / security providers special or ordinary VAT invoices. If the borrower / any security provider requests the issuance of a special VAT invoice, the conditions and procedures stipulated by China’s laws and regulations on taxation shall be observed, otherwise the Lender shall have the right to reject their requests for a special VAT invoice hereunder. Within 360 days after the lender receives a taxable payment from the borrower / any security provider, the borrower / security provider shall have the right to request the issuance of an invoice, which shall be issued by the Lender or the invoicing institution designated by the Lender. If the borrower / security provider fails to request a VAT invoice within the time limit, the Lender will not be obligated to provide a VAT invoice.

3. If, through the fault of the borrower / any security provider, there is any error in a special or ordinary VAT invoice issued by the Lender to the borrower / security provider, the borrower / security provider shall be responsible therefor, and the Lender shall be entitled to require the borrower / security provider to take responsibility for the losses or other adverse consequences thus caused to the Lender. If a VAT invoice contains any error and as a result it needs to be nullified or a red-letter invoice needs to be issued, the borrower / security provider shall be obligated to cooperate with the lender to complete handling of relevant invoices.

Article 6 Miscellaneous

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Article 7 This Agreement shall enter into force on the day when the parties sign or seal it.

Article 8 This Agreement is made in triplicate, one counterpart for each party, and —. All counterparts have the same force.

Statement of the borrower and the security providers: the lender has asked us to pay attention to relevant clauses (especially those in bold font) in accordance with the law and has explained the concepts, content and legal effect of relevant clauses at our request; we have known and understood the said clauses.

Borrower (Signature and/or Seal) /s/ Ankang Changshou Pharmaceutical Group Chain Co., Ltd. (Seal)	Lender (Signature or Seal) /s/ Agricultural Bank of China Limited Ankang Xing’an Road Sub-branch for Credit Contracts (Seal)
Legal Representative or Authorized Agent /s/ CHEN Jiping (Signature) Seal of CHEN Jiping (Seal)	Person in Charge or Authorized Agent Signature Illegible
Security Provider (Signature and/or Seal) /s/ Ankang Caixin Financing Guarantee Co., Ltd. (Seal)	Security Provider (Signature and/or Seal)
Legal Representative or Authorized Agent Signature Illegible	Legal Representative or Authorized Agent

Signed on: February 26, 2021

Signed in: Agricultural Bank of China Ankang Xing’an Road Sub-branch